EXHIBIT A.III

THE HARTFORD MUTUAL FUNDS II, INC.

ARTICLES SUPPLEMENTARY

THE HARTFORD MUTUAL FUNDS II, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors (“Board of Directors”) of the Corporation by Section 2-208 of the Maryland General Corporation Law and the charter (“Charter”) of the Corporation, the Board of Directors reclassified shares of the series of Common Stock, par value $.0001 per share (the “Common Stock”) of the Corporation, set forth below, as shares of Common Stock without further classification or designation:

Series and Class reclassified as Common Stock
without further classification or designation	Number of Shares

The Hartford Tax-Free Minnesota Fund

Class A	4,000,000,000
Class B	4,000,000,000
Class C	4,000,000,000
Class L	5,350,000,000
Class Y	1,900,000,000

The Hartford U.S. Government Securities Fund

Class A	4,000,000,000
Class B	4,000,000,000
Class C	4,000,000,000
Class L	5,350,000,000
Class Y	1,900,000,000

SECOND:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 162,550,000,000, of which 38,500,000,000 are shares of Common Stock without further classification or designation and 124,050,000,000 are shares of Common Stock which the Corporation hereby confirms are classified and designated as follows:

Series and Class	Number of Shares

The Hartford Growth Fund

Class A	5,000,000,000
Class B	5,000,000,000
Class C	5,000,000,000
Class I	1,500,000,000
Class L	5,500,000,000
Class R3	1,500,000,000
Class R4	1,500,000,000
Class R5	1,500,000,000
Class Y	500,000,000

The Hartford Growth Opportunities Fund

Class A	4,000,000,000
Class B	4,000,000,000
Class C	4,000,000,000
Class I	1,450,000,000
Class L	4,900,000,000
Class R3	1,500,000,000
Class R4	1,500,000,000
Class R5	1,500,000,000
Class Y	900,000,000

The Hartford SmallCap Growth Fund

Class A	5,000,000,000
Class B	5,000,000,000
Class C	5,000,000,000
Class I	1,500,000,000
Class L	5,500,000,000
Class R3	1,500,000,000
Class R4	1,500,000,000
Class R5	1,500,000,000
Class Y	500,000,000

The Hartford Tax-Free National Fund

Class A	4,000,000,000
Class B	4,000,000,000
Class C	4,000,000,000
Class I	50,000,000
Class L	5,350,000,000
Class Y	1,900,000,000

The Hartford Value Opportunities Fund

Class A	5,000,000,000
Class B	5,000,000,000
Class C	5,000,000,000
Class I	1,500,000,000
Class L	5,500,000,000
Class R3	1,500,000,000
Class R4	1,500,000,000
Class R5	1,500,000,000
Class Y	500,000,000

THIRD:  The authorized but unissued shares of Common Stock described in Article FIRST above have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary confirm the classification and designation of shares of Common Stock and do not increase the total number of authorized shares of stock of the Corporation.

FIFTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 9th day of July, 2010.

ATTEST:		THE HARTFORD MUTUAL FUNDS II, INC.

By:		By:

/s/Catherine E. Marshall		/s/Edward P. Macdonald
Name:	Catherine E. Marshall	Name:	Edward P. Macdonald
Title:	Assistant Secretary	Title:	Vice President